Exhibit 10.1

June 21,2007
Mr. Thomas M. Holmes
Union Pacific Railroad Company

TieTek LLC Composite Railroad Ties

1400 Douglas Street, Stop 0780

Omaha, NE 68179

Dear Tom:

This letter is written to set forth our understanding for the further amendment of the November 18, 2002, letter agreement between TieTek Inc. (“TieTek”) and Union Pacific Railroad Company (“UP”), as previously amended by letter dated March 30, 2001 (the “LOI”). TieTek understands and agrees that this amendment is subject to and contingent upon approval by UP’s Executive Department. If approved by UP’s Executive Department, the amendment will be in effect during the period June 1, 2001, through December 31, 2008 (the “Amendment Period”). Under the amendment:

•

TieTek will produce and sell to UP, and UP will purchase from TieTek, a minimum of xxxxxxx UP Cross Ties during each calendar quarter during the period June 1, 2007, through May 31, 2008 (prorated for the calendar quarter ending June 30, 2007, and the calendar quarter ending May 31, 2008. The purchase price of each UP Cross Tie purchased by UP during the period June 1, 2007 through May 31, 2008, will be $xxx.

•

TieTek will sell to UP, a minimum of xxxxxxx (xxxxxxxx in June xxxxxxx per calendar quarter thereafter) UP Cross Ties during the period June 1, 2008 through December 31, 2008, at a purchase price of $xxx per UP Cross Tie.

•	Notwithstanding the foregoing, UP will not be obligated to pay for any UP Cross Ties not produced, regardless of committed purchase through the Amendment Period.

•	As consideration for ongoing marketing support from UP TieTek will pay UP $xxx for each railroad cross tie it sells to any Class I railroad during 2007 and 2008.

•	Redacted in its entirety

•	All UP Cross Ties shall conform to the specifications attached hereto as Exhibit A.

•	Redacted in its entirety

•

All ties purchased by UP and held at TieTek’s Marshall. TX, facility shall (1) be owned by UP and remain unencumbered by any lien attributable to TieTek, (2) be segregated by TieTek from other material/product at that facility, (3) not be commingled with any other inventory, (4) be clearly identified as the property of UP, and (5) at all times be accessible by UP and made available for delivery into UP’s possession and removal from the facility by UP.

•	UP shall have the right to examine TieTek’s financial statements and other information and will, at its sole discretion reasonably advise TieTek on issues unique to railroads.

•

TieTek will not, without first consulting with UP, (1) build or construct a third production line at its Marshall, TX facility or (2) make any material capital expenditures on its Houston, TX facility.

•	Payment terms are net 15 days, starting January 1, 2008 payment terms are Net 30 days.

•	Except as expressly modified in this letter, the LOI shall remain in fun force and effect.

If you agree that the above correctly reflects our agreement to amend the LOI, upon receipt of UP Executive Department approval, please have both originals of this letter executed on UP’s behalf and return one fully executed original to me for TieTek’s files.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

BY:	/s/ John T. Corcia
John T. Corcia

Its:	CEO

AGREED AND APPROVED:

Union Pacific Railroad Company

By:	/s/ Thomas M. Holmes
Thomas M. Holmes

Its:	General Director Purchasing

Union Pacific Railroad

Composite Tie Specifications

REDACTED IN ITS ENTIRETY